                                                            Exhibit 3.01

 [Form of Restated Articles of Organization to be filed on the Effective Date]


                                                  FEDERAL IDENTIFICATION
                                                  NO.    04-2710876
                                                     -------------------

--------
Examiner                THE COMMONWEALTH OF MASSACHUSETTS
                             WILLIAM FRANCIS GALVIN
                          Secretary of the Commonwealth
              One Ashburton Place, Boston, Massachusetts 02108-1512

                        RESTATED ARTICLES OF ORGANIZATION
                    (GENERAL LAWS, CHAPTER 156B, SECTION 74)
--------
Name       We,          JOHN A. BLAESER                       , *President,
Approved      ------------------------------------------------

           and          GARY E. HAROIAN                           , *Clerk,
              ----------------------------------------------------
           of           CONCORD COMMUNICATIONS, INC.                         ,
             ----------------------------------------------------------------
                           (Exact name of corporation)


           located at   33 BOSTON POST ROAD WEST, MARLBORO, MA  01752        ,
                     --------------------------------------------------------
                             (Street address of corporation in Massachusetts)

           do hereby certify that the following Restatement of the Articles of Organization was duly adopted at a meeting held on ____________, 1997 by a vote of the directors/or:

                  Common Equivalent Stock               shares outstanding,
       shares of  and Common Stock       of
  ---             ---------------------     -----------
                  (type, class & series, if any)

       shares of  Series A Preferred     of             shares outstanding,
  ---             ---------------------     -----------
                  (type, class & series, if any)

       shares of  Series A-1 Preferred   of             shares outstanding, and
  ---             ---------------------     -----------
                  (type, class & series, if any)

       shares of  Series B Preferred     of             shares outstanding,
  ---             ----------------------    -----------
                  (type, class & series, if any)

C [ ]
      **being at least a majority of each type, class or series outstanding and entitled to vote thereon: / **being at least two-thirds of each type, class or series outstanding and entitled to vote thereon and of each type,
P [ ] class or series of stock whose rights are adversely affected thereby:

M [ ]                               ARTICLE I
                         The name of the corporation is:

R.A. [ ]                  Concord Communications, Inc.

                                   ARTICLE II
     The purpose of the corporation is to engage in the following business activities:
     To develop, market and support automated, software-based performance
---- analysis and reporting solutions for management of computer networks and in P.C. general to carry on any and all purposes permitted to a corporation organized under the provisions of Massachusetts General Laws, Chapter 156B.

     *Delete the inapplicable words.     **Delete the inapplicable clause.

     NOTE: IF THE SPACE PROVIDED UNDER ANY ARTICLE OR ITEM ON THIS FORM IS INSUFFICIENT, ADDITIONS SHALL BE SET FORTH ON OF SEPARATE 8 1/2 X 11 SHEETS OF PAPER WITH A LEFT MARGIN OF AT LEAST 1 INCH. ADDITIONS TO MORE THAN ONE ARTICLE MAY BE MADE ON A SINGLE SHEET SO LONG AS EACH ARTICLE REQUIRING EACH ADDITION IS CLEARLY INDICATED.

                                   ARTICLE III
State the total number of shares and par value, if any, of each class of stock which the corporation is authorized to issue.

--------------------------------------------------------------------------------

       WITHOUT PAR VALUE                         WITH PAR VALUE
--------------------------------------------------------------------------------
    TYPE      NUMBER OF SHARES      TYPE       NUMBER OF SHARES     PAR VALUE
--------------------------------------------------------------------------------
Common:                          Common:          50,000,000           $.01

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
Preferred:                       Preferred:        1,000,000           $.01

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

                                   ARTICLE IV
If more than one class of stock is authorized, state a distinguishing designation for each class. Prior to the issuance of any shares of a class, if shares of another class are outstanding, the corporation must provide a description of the preferences, voting powers, qualifications, and special or relative rights or privileges of that class and of each other class of which shares are outstanding and of each series then established within any class.


See Continuation Sheets 4.1 through 4.17 which are attached hereto and incorporated herein by reference.



                                    ARTICLE V
The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are:

None.




                                   ARTICLE VI
**Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

See Continuation Sheets 6.1 through 6.7 which are attached hereto and incorporated herein by reference.



**If there are no provisions state "None".
NOTE: THE PRECEDING SIX (6) ARTICLES ARE CONSIDERED TO BE PERMANENT AND MAY ONLY BE CHANGED BY FILING APPROPRIATE ARTICLES OF AMENDMENT.

CONTINUATION SHEET 4.1
----------------------


                          CONCORD COMMUNICATIONS, INC.

                        Restated Articles of Organization
                        ---------------------------------

                                   ARTICLE IV
                                   ----------



                                 PREFERRED STOCK


         1. NUMBER OF SHARES. The series of Preferred Stock designated and known as "Series A Convertible Preferred Stock" shall consist of 1,965,373 shares, the series of Preferred Stock designated and known as "Series A-1 Convertible Preferred Stock" shall consist of 212,044 shares, and the series of Preferred Stock designated and known as "Series B Convertible Preferred Stock" shall consist of 4,479,613 shares. The Series A Convertible Preferred Stock, the Series A-1 Convertible Preferred Stock and the Series B Convertible Preferred Stock being referred to herein as the Preferred Stock.

         2.       VOTING.

                  2A. GENERAL. Except as may be otherwise provided in these terms of the Preferred Stock or by law, the Preferred Stock shall vote together with all other classes and series of stock of the Corporation as a single class on all actions to be taken by the stockholders of the Corporation. Each share of Preferred Stock shall entitle the holder thereof to such number of votes per share on each such action as shall equal the number of shares of Common Stock (including fractions of a share) into which each share of Preferred Stock is then convertible.

                  2B. BOARD SIZE. The Corporation shall not, without the written consent or affirmative vote of the holders of at least two-thirds of the then outstanding shares of Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, increase the maximum number of directors constituting the Board of Directors to a number in excess of seven (7).

                  2C. BOARD SEATS. The holders of the Preferred Stock, voting as a separate class, shall be entitled to elect three (3) directors of the Corporation. The holders of the Common Stock, voting as a separate class, shall be entitled to elect three (3) directors of the Corporation, one of whom shall be the chief executive officer of the Corporation. The holders of the Preferred Stock and the Common Stock, voting together as a single class, shall be entitled to elect any additional directors of the Corporation. Notwithstanding the foregoing or anything else to the contrary provided in the Articles of Organization if the Corporation fails or refuses, for any reason or for no reason, to redeem on any Redemption Date (as defined in paragraph 8) all of the shares of Preferred Stock required to be redeemed on such Redemption Date in accordance with the terms and provisions of paragraph 8, the holders of the Preferred Stock, voting as a separate series, shall be entitled to elect a majority of the directors of the Corporation, PROVIDED, HOWEVER,

CONTINUATION SHEET 4.2
----------------------



that at such time as the Corporation shall thereafter comply with the requirements of paragraph 8 (notwithstanding the original failure or refusal to redeem), the Board of Directors of the Corporation shall thereafter be elected in accordance with the provisions of the first, second and third sentences of this paragraph 2C, subject to any subsequent failure or refusal by the Corporation to comply with the requirements of paragraph 8. At any meeting held for the purpose of electing directors, the presence in person or by proxy of the holders of a majority of the shares of Preferred Stock then outstanding shall constitute a quorum of the Preferred Stock the election of directors to be elected solely by the holders of the Preferred Stock or jointly by the holders of the Preferred Stock and the Common Stock. At any meeting held for the purpose of electing directors, the presence in person or by proxy of the holders of a majority of the shares of Common Stock then outstanding shall constitute a quorum of the Common Stock for the election of directors to be elected solely by the holders of the Common or jointly by the holders of the Preferred Stock and the Common Stock. A vacancy in any directorship elected by the holders of the Preferred Stock shall be filled only by vote or written consent of the holders of the Preferred Stock, a vacancy in any directorship elected by the holders of the Common Stock shall be filled only by vote or written consent of the holders of the Common Stock and a vacancy in the directorship elected jointly by the holders of the Preferred Stock and the Common Stock shall be filled only by vote or written consent of the Preferred Stock and the Common Stock as provided above.

         3. DIVIDENDS. Subject to the provisions of Section 6C hereof, the holders of the Preferred Stock shall be entitled to receive, out of funds legally available therefor, when and if declared by the Board of Directors, quarterly dividends at the rate per annum of seven percent (7%) (the "Accruing Dividends"). Accruing Dividends shall accrue from day to day, whether or not earned or declared, and shall be cumulative.

         4. LIQUIDATION. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the shares of Preferred Stock shall first be entitled, before any distribution or payment is made upon any stock ranking on liquidation junior to the Preferred Stock, to be paid an amount equal to $4.08 per share with respect to the Series A and Series A-1 Convertible Preferred Stock and $1.02 per share with respect to the Series B Convertible Preferred Stock plus, in the case of each share, an amount equal to the greater of (i) all Accruing Dividends unpaid thereon (whether or not declared) and any other dividends declared but unpaid thereon, computed to the date payment thereof is made available, or (ii) the amount which would be payable with respect to such Preferred Stock if such Preferred Stock were converted into Common Stock on the basis set forth in paragraph 6 hereof, such amount payable with respect to one share of Preferred Stock being sometimes referred to as the "Liquidation Preference Payment" and with respect to all shares of Preferred Stock being sometimes referred to as the "Liquidation Preference Payments". If upon such liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed among the holders of Preferred Stock shall be insufficient to permit payment in full to the holders of Preferred Stock of the Liquidation Preference Payments, then the entire assets of the Corporation to be so distributed shall be distributed ratably among the holders of Preferred Stock, so that each holder receives that portion of the assets available for distribution as the

CONTINUATION SHEET 4.3
----------------------


Liquidation Preference Payments with respect to such holder's Preferred Stock bears to the aggregate Liquidation Preference Payments of all Preferred Stock outstanding. Written notice of such liquidation, dissolution or winding up, stating a payment date and the place where said payments shall be made, shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by telecopier or telex, not less than 20 days prior to the payment date stated therein, to the holders of record of Preferred Stock, such notice to be addressed to each such holder at its address as shown by the records of the Corporation. The consolidation or merger of the Corporation into or with any other entity or entities which results in the exchange of outstanding shares of the Corporation for securities or other consideration issued or paid or caused to be issued or paid by any such entity or affiliate thereof (other than a merger to reincorporate the Corporation in a different jurisdiction), and the sale, lease, abandonment, transfer or other disposition by the Corporation of all or substantially all its assets, shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of the provisions of this paragraph 4. For purposes hereof, the Common Stock shall rank on liquidation junior to the Preferred Stock.

         5.       RESTRICTIONS.

                  5 A.     At any time when shares of Preferred Stock are
outstanding, except where the vote or written consent of the holders of a greater number of shares of the Corporation is required by law or by the Articles of Organization, and in addition to any other vote required by law or the Articles of Organization, without the approval of the holders of at least a majority of the then outstanding shares of Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a series, the Corporation will not:

                           (a) Create or authorize the creation of any
additional class or series of shares of stock unless the same ranks junior to the Preferred Stock as to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, or increase the authorized amount of the Preferred Stock or increase the authorized amount of any additional class or series of shares of stock unless the same ranks junior to the Preferred Stock as to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, or create or authorize any obligation or security convertible into shares of Preferred Stock or into shares of any other class or series of stock unless the same ranks junior to the Preferred Stock as to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, whether any such creation, authorization or increase shall be by means of amendment to the Articles of Organization or by merger, consolidation or otherwise, PROVIDED, HOWEVER, that no approval of the Preferred Stock shall be required for the creation of any series of Preferred Stock required pursuant to the provisions of paragraph 7 hereof;

                           (b) Consent to any liquidation, dissolution or
winding up of the Corporation or consolidate or merge into or with any other entity or entities or sell, lease, pledge, abandon, transfer or otherwise dispose of all or substantially all its assets, or acquire a majority of the stock or assets of any other corporation or entity;

CONTINUATION SHEET 4.4
----------------------


                           (c) Amend, alter or repeal its Articles of
Organization or By-laws;

                           (d) Purchase or set aside any sums for the purchase
of, or pay any dividend or make any distribution on, any shares of stock other than the Preferred Stock, except for dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock and except for the purchase of shares of Common Stock from former employees of the Corporation (or other persons formerly providing services to the Corporation) who acquired such shares directly from the Corporation, if each such purchase is made pursuant to contractual rights held by the Corporation relating to the termination of employment of such former employee (or other such person formerly providing services to the Corporation) and the purchase price does not exceed the original issue price paid by such former employee to the Corporation for such shares;

                           (e) Redeem or otherwise acquire any shares of
Preferred Stock except as expressly authorized in paragraph 8 hereof or pursuant to a purchase offer made pro rata to all holders of the shares of Preferred Stock on the basis of the aggregate number of outstanding shares of Preferred Stock then held by each such holder; or

                           (f) Register any of its shares of Common Stock
pursuant to the provisions of the Securities Act of 1933, as amended.

                  5B.      At any time when shares of Series A Preferred Stock
are outstanding, except where the vote or written consent of the holders of a greater number of shares of Series A Convertible Preferred Stock of the Corporation is required by law or by the Articles of Organization, and in addition to any other vote required by law or the Articles of Organization, without the written consent of the holders of at least a majority in interest of the then outstanding shares of Series A Convertible Preferred Stock given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a series, the Corporation will not increase the authorized number of shares of Series A Convertible Preferred Stock or in any manner amend, alter or change the designations or the powers, preferences or rights, privileges or restrictions of the Series A Convertible Preferred Stock in a manner which would affect the holders of the Series A Convertible Preferred Stock but would not similarly affect all holders of the Preferred Stock.

                  5C.      At any time when shares of Series A-1 Convertible
Preferred Stock are outstanding, except where the vote or written consent of the holders of a greater number of shares of the Series A-1 Convertible Preferred Stock of the Corporation is required by law or by the Articles of Organization, and in addition to any other vote required by law or the Articles of Organization, without the written consent of the holders of at least a majority in interest of the then outstanding shares of Series A-1 Preferred Stock given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a series, the Corporation will not increase the authorized number of shares of Series A-1 Convertible Preferred Stock or in any manner amend, alter or change the designations or the powers, preferences or rights, privileges or restrictions of the Series A-1 Convertible Preferred Stock in a manner which would affect the

CONTINUATION SHEET 4.5
----------------------


holders of the Series A-1 Convertible Preferred Stock but would not similarly affect all holders of the Preferred Stock.

                  5.D At any time when shares of Series B Convertible Preferred Stock are outstanding, except where the vote or written consent of the holders of a greater number of shares of the Series B Convertible Preferred Stock of the Corporation is required by law or by the Articles of Organization, and in addition to any other vote required by law or the Articles of Organization, without the written consent of the holders of at least two-thirds in interest of the then outstanding shares of Series B Convertible Preferred Stock given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a series, the Corporation will not increase the authorized number of shares of the Series B Convertible Preferred Stock or in any manner amend, alter or change the designations or the powers, preferences or rights, privileges or restrictions of the Series B Convertible Preferred Stock in a manner which would affect the holders of the Series B Convertible Preferred Stock but would not similarly affect all holders of Preferred Stock.

         6. CONVERSIONS. The holders of shares of Preferred Stock shall have the following conversion rights:

                  6A. RIGHT TO CONVERT. Subject to the terms and conditions of this paragraph 6, the holder of any share or shares of Preferred Stock shall have the right, at its option at any time, to convert any such shares of Preferred Stock (except that upon any liquidation of the Corporation the right of conversion shall terminate at the close of business on the business day fixed for payment of the amount distributable on the Preferred Stock) into such number of fully paid and nonassessable shares of Common Stock as is obtained by (i) multiplying the number of shares of Preferred Stock so to be converted by $4.08 with respect to the Series A and A-1 Convertible Preferred Stock and by $1.02 with respect to the Series B Convertible Preferred Stock and (ii) dividing the result by the conversion price of $2.192698374 per share with respect to the Series A Convertible Preferred Stock, $4.08 per share with respect to the Series A-1 Convertible Preferred Stock and $1.02 per share with respect to the Series B Convertible Preferred Stock or, in case an adjustment of such price has taken place pursuant to the further provisions of this paragraph 6, then by the conversion price as last adjusted and in effect at the date any share or shares of Preferred Stock are surrendered for conversion (such price, or such price as last adjusted, being referred to as the "Series A Conversion Price" with respect to the Series A Convertible Preferred Stock, the "Series A-1 Conversion Price" with respect to the Series A-1 Convertible Preferred Stock, and the "Series B Conversion Price" with respect to the Series B Convertible Preferred Stock, and collectively as the "Conversion Price"). Such rights of conversion shall be exercised by the holder thereof by giving written notice that the holder elects to convert a stated number of shares of Preferred Stock into Common Stock and by surrender of a certificate or certificates for the shares so to be converted to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of the Preferred Stock) at any time during its usual business hours on the date set forth in such notice, together with a statement of the name or names (with address) in which the certificate or certificates for shares of Common Stock shall be issued.

CONTINUATION SHEET 4.6
----------------------



                  6B. ISSUANCE OF CERTIFICATES; TIME CONVERSION EFFECTED. Promptly after the receipt of the written notice referred to in subparagraph 6A and surrender of the certificate or certificates for the share or shares of Preferred Stock to be converted, the Corporation shall issue and deliver, or cause to be issued and delivered, to the holder, registered in such name or names as such holder may direct, a certificate or certificates for the number of whole shares of Common Stock issuable upon the conversion of such share or shares of Preferred Stock. To the extent permitted by law, such conversion shall be deemed to have been effected and the Conversion Price shall be determined as of the close of business on the date on which such written notice shall have been received by the Corporation and the certificate or certificates for such share or shares shall have been surrendered as aforesaid, and at such time the rights of the holder of such share or shares of Preferred Stock shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby.

                  6C. FRACTIONAL SHARES; DIVIDENDS; PARTIAL CONVERSION. No fractional shares shall be issued upon conversion of Preferred Stock into Common Stock and no payment or adjustment shall be made upon any conversion on account of any cash dividends on the Common Stock issued upon such conversion. At the time of each conversion, the Corporation shall pay in cash an amount equal to all dividends, excluding Accruing Dividends, accrued and unpaid on the shares of Preferred Stock surrendered for conversion to the date upon which such conversion is deemed to take place as provided in subparagraph 6B. In case the number of shares of Preferred Stock represented by the certificate or certificates surrendered pursuant to subparagraph 6A exceeds the number of shares converted, the Corporation shall, upon such conversion, execute and deliver to the holder, at the expense of the Corporation, a new certificate or certificates for the number of shares of Preferred Stock represented by the certificate or certificates surrendered which are not to be converted. If any fractional share of Common Stock would, except for the provisions of the first sentence of this subparagraph 6C, be delivered upon such conversion, the Corporation, in lieu of delivering such fractional share, shall pay to the holder surrendering the Preferred Stock for conversion an amount in cash equal to the current market price of such fractional share as determined in good faith by the Board of Directors of the Corporation.

                  6D. ADJUSTMENT OF PRICE UPON ISSUANCE OF COMMON STOCK. Except as provided in subparagraph 6E, if and whenever after December 28, 1995 the Corporation shall issue or sell, or is, in accordance with subparagraphs 6D(1) through 6D(7), deemed to have issued or sold (including the issuance or sale of any additional shares of Series B Convertible Preferred Stock after December 28, 1995 pursuant to Section 1.03 of the Series B Convertible Preferred Stock Purchase Agreement dated December 28, 1995), any shares of Common Stock for a consideration per share less than the Conversion Price in effect immediately prior to the time of such issue or sale, then, forthwith upon such issue or sale, the Conversion Price shall be reduced to the price determined by dividing
(i) an amount equal to the sum of (a) the number of shares of Common Stock (including shares of Common Stock issuable upon conversion of Convertible Securities) outstanding immediately prior to such issue or sale multiplied by the then existing Conversion Price and (b) the consideration, if any, received by the Corporation upon

CONTINUATION SHEET 4.7
----------------------



such issue or sale, by (ii) the total number of shares of Common Stock (including shares of Common Stock issuable upon conversion of Convertible Securities) outstanding immediately after such issue or sale. The Series A-1 Conversion Price shall not be subject to adjustment pursuant to this subparagraph 6D.

         For purposes of this subparagraph 6D, the following subparagraphs 6D(1) to 6D(7) shall also be applicable:

                  6D(1) ISSUANCE OF RIGHTS OR OPTIONS. In case at any time the Corporation shall in any manner grant (whether directly or by assumption in a merger or otherwise) any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or security convertible into or exchangeable for Common Stock (such warrants, rights or options being called "Options" and such convertible or exchangeable stock or securities being called "Convertible Securities") whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (i) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by
        (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Conversion Price in effect immediately prior to the time of the granting of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options or the issuance of such Convertible Securities and thereafter shall be deemed to be outstanding. Except as otherwise provided in subparagraph 6D(3), no adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

                  6D(2) ISSUANCE OF CONVERTIBLE SECURITIES. In case the Corporation shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if

CONTINUATION SHEET 4.8
----------------------



        any, payable to the Corporation upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding, provided that (a) except as otherwise provided in subparagraph 6D(3), no adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities and (b) if any such issue or sale of such Convertible Securities is made upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the Conversion Price have been or are to be made pursuant to other provisions of this subparagraph 6D, no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

                  6D(3) CHANGE IN OPTION PRICE OR CONVERSION RATE. Upon the happening of any of the following events, namely, if the purchase price provided for in any Option referred to in subparagraph 6D(1), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subparagraph 6D(1) or 6D(2), or the rate at which Convertible Securities referred to in subparagraph 6D(1) or 6D(2) are convertible into or exchangeable for Common Stock shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the Conversion Price in effect at the time of such event shall forthwith be readjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold, but only if as a result of such adjustment the Conversion Price then in effect hereunder is thereby reduced; and on the termination of any such Option or any such right to convert or exchange such Convertible Securities, the Conversion Price then in effect hereunder shall forthwith be increased to the Conversion Price which would have been in effect at the time of such termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such termination, never been issued.

                  6D(4) STOCK DIVIDENDS. In case the Corporation shall declare a dividend or make any other distribution upon any stock of the Corporation payable in Common Stock (except for dividends or distributions upon the Common Stock), Options or Convertible Securities, any Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

                  6D(5) CONSIDERATION FOR STOCK. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid

CONTINUATION SHEET 4.9
----------------------




        or allowed by the Corporation in connection therewith. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the Corporation, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any Options shall be issued in connection with the issue and sale of other securities of the Corporation, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration as determined in good faith by the Board of Directors of the Corporation.

                  6D(6) RECORD DATE. In case the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                  6D(7) TREASURY SHARES. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the disposition of any such shares shall be considered an issue or sale of Common Stock for the purpose of this subparagraph 6D.

                  6E.   CERTAIN ISSUES OF COMMON STOCK EXCEPTED. Anything herein
to the contrary notwithstanding, the Corporation shall not be required to make any adjustment of the Conversion Price in the case of the issuance from and after the date of filing of these terms of the Series A Convertible Preferred Stock of (i) up to an aggregate of 3,056,787 shares (appropriately adjusted to reflect the occurrence of any event described in subparagraph 6F) of Common Stock to directors, officers, employees or consultants of the Corporation in connection with their service to the Corporation, or (ii) the issuance of securities of the Corporation solely in consideration for the acquisition (whether by merger or otherwise) by the Corporation or any of its subsidiaries of all or substantially all of the stock or assets of any other entity.

                  6F.   SUBDIVISION OR COMBINATION OF COMMON STOCK.  In case the
Corporation shall at any time subdivide (by any stock split, stock dividend or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and, conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased. In the case of any such subdivision, no further adjustment shall be made pursuant to subparagraph 6D(4) by reason thereof.

CONTINUATION SHEET 4.10
-----------------------



                  6F. SUBDIVISION OR COMBINATION OF COMMON STOCK. In case the Corporation shall at any time subdivide (by any stock split, stock dividend or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and, conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased. In the case of any such subdivision, no further adjustment shall be made pursuant to subparagraph 6D(4) by reason thereof.

                  6G. REORGANIZATION OR RECLASSIFICATION. If any capital reorganization or reclassification of the capital stock of the Corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization or reclassification, lawful and adequate provisions shall be made whereby each holder of a share or shares of Preferred Stock shall thereupon have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore receivable upon the conversion of such share or shares of Preferred Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore receivable upon such conversion had such reorganization or reclassification not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including without limitation provisions for adjustments of the Conversion Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights.

                  6H. [Reserved].

                  6I. NOTICE OF ADJUSTMENT. Upon any adjustment of the Conversion Price pursuant to which the Conversion Price shall be adjusted by an amount equal to or greater than $.05, then and in each such case the Corporation shall give written notice thereof, by delivery in person, certified or registered mail, return receipt requested, telecopier or telex, addressed to each holder of shares of Preferred Stock obtaining the benefit of such adjustment at the address of such holder as shown on the books of the Corporation, which notice shall state the Conversion Price resulting from such adjustment, setting forth in reasonable detail the method upon which such calculation is based.

                  6J. OTHER NOTICES. In case at any time:

                  (1) the Corporation shall declare any dividend upon its Common Stock payable in cash or stock or make any other distribution to the holders of its Common Stock;

                  (2) the Corporation shall offer for subscription PRO RATA to the holders of its Common Stock any additional shares of stock of any class or other rights;

                  (3) there shall be any capital reorganization or reclassification of the capital stock of the Corporation, or a consolidation or merger of the Corporation with or into another entity or entities, or a sale, lease, abandonment, transfer or other disposition of all or substantially all of the assets of the Corporation; or

CONTINUATION SHEET 4.11
-----------------------


                  (4) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then, in any one or more of said cases, the Corporation shall give, by delivery in person, certified or registered mail, return receipt requested, telecopier or telex, addressed to each holder of any shares of Preferred Stock at the address of such holder as shown on the books of the Corporation, (a) at least 20 days' prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding up and (b) in the case of any such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding up, at least 20 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto and such notice in accordance with the foregoing clause (b) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding up, as the case may be.

                  6K. STOCK TO BE RESERVED. The Corporation will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon the conversion of Preferred Stock as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Preferred Stock. The Corporation covenants that all shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, and, without limiting the generality of the foregoing, the Corporation covenants that it will from time to time take all such action as may be requisite to assure that the par value per share of the Common Stock is at all times equal to or less than the lowest Conversion Price in effect at the time. The Corporation will take all such action as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirement of any national securities exchange upon which the Common Stock may be listed. The Corporation will not take any action which results in any adjustment of the Conversion Price if the total number of shares of Common Stock issued and issuable after such action upon conversion of the Preferred Stock would exceed the total number of shares of Common Stock then authorized by the Articles of Organization.

                  6L. NO REISSUANCE OF PREFERRED STOCK. Shares of Preferred Stock which are converted into shares of Common Stock as provided herein shall not be reissued.

                  6M. ISSUE TAX. The issuance of certificates for shares of Common Stock upon conversion of Preferred Stock shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any

CONTINUATION SHEET 4.12
-----------------------



certificate in a name other than that of the holder of the Preferred Stock which is being converted.

                  6N. CLOSING OF BOOKS. The Corporation will at no time close its transfer books against the transfer of any Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Preferred Stock in any manner which interferes with the timely conversion of such Preferred Stock, except as may otherwise be required to comply with applicable securities laws.

                  6O. DEFINITION OF COMMON STOCK. As used in this paragraph 6, the term "Common Stock" shall mean and include the Corporation's authorized Common Stock, par value $.01 per share, as constituted on the date of filing of these terms of the Preferred Stock, and shall also include any capital stock of any class of the Corporation thereafter authorized which shall neither be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends nor entitled to a preference in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; provided that the shares of Common Stock receivable upon conversion of shares of Preferred Stock shall include only shares designated as Common Stock of the Corporation on the date of filing of this instrument, or in case of any reorganization or reclassification of the outstanding shares thereof, the stock, securities or assets provided for in subparagraph 6G.

                  6P. MANDATORY CONVERSION. (a) If at any time the Corporation shall effect a firm commitment underwritten public offering of shares of Common Stock in which (i) the aggregate price paid for such shares by the public shall be at least $15,000,000 and (ii) the price paid by the public for such shares shall be at least $8.16 per share (appropriately adjusted to reflect the occurrence of any event described in subparagraph 6F), then effective upon the closing of the sale of such shares by the Corporation pursuant to such public offering, all outstanding shares of Preferred Stock shall automatically convert to shares of Common Stock on the basis set forth in this paragraph 6. Holders of shares of Preferred Stock so converted may deliver to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to such holders) during its usual business hours, the certificate or certificates for the shares so converted. As promptly as practicable thereafter, the Corporation shall issue and deliver to such holder a certificate or certificates for the number of whole shares of Common Stock to which such holder is entitled, together with any payment in lieu of fractional shares to which such holder may be entitled pursuant to subparagraph 6C. Until such time as a holder of shares of Preferred Stock shall surrender his or its certificates therefor as provided above, such certificates shall be deemed to represent the shares of Common Stock to which such holder shall be entitled upon the surrender thereof.

                  (b) Each share of Preferred Stock shall automatically be converted into shares of Common Stock on the basis set forth in this paragraph 6 if the Corporation shall consummate a "Qualified Acquisition", as defined below, such conversion to be deemed effective immediately prior to the consummation thereof, PROVIDED, HOWEVER, that at least ten (10) days prior to any such conversion hereunder, the Corporation shall notify the holders of the Preferred Stock of any

CONTINUATION SHEET 4.13
-----------------------




such proposed conversion, including with such notice the terms thereof, and the holders of not less than a majority of the outstanding Preferred Stock may elect to cause the Corporation to redeem all of the outstanding Preferred Stock at the applicable Redemption Price as defined in paragraph 8B upon the consummation of such Qualified Acquisition. A "Qualified Acquisition" shall mean any merger, consolidation or sale of substantially all of the Corporation's assets in which the amount payable with respect to each share of the Corporation's Common Stock (assuming for purposes of such computation the conversion, prior to such merger, consolidation or distribution, of all outstanding shares of Preferred Stock) is in excess of $6.12 per share (appropriately adjusted to reflect the occurrence of any event described in subparagraph 6F).

         7.       SPECIAL MANDATORY CONVERSION.

                  7A.      If any holder of shares of Series A Convertible
Preferred Stock is entitled to exercise a right of first refusal granted pursuant to Article V of the Series B Convertible Preferred Stock Purchase Agreement dated December 28, 1995 (the "Series B Purchase Agreement") between the Corporation and the Purchasers listed in Schedule I attached thereto (the "Right of First Refusal") with respect to any equity financing of the Corporation which would result in the reduction of such holder's Conversion Price (the "Equity Financing") and (i) the Equity Financing has been approved by fifty-one percent (51%) in interest of the holders of shares of Preferred Stock,
(ii) the Corporation has fully complied in all respects with its contractual obligations pursuant to such Right of First Refusal and (iii) the provisions of such Right of First Refusal have not been waived at the request of the Corporation by such holder, if such holder (a "Non-Participating Holder") (a) does not exercise such holder's Right of First Refusal to acquire his Special Proportionate Percentage (as hereinafter defined) of the Allocated Offered Securities (as hereinafter defined) offered to the holders of the Preferred Stock in such Equity Financing (a "Mandatory Offering"), or (b) was not entitled to exercise a right of first refusal pursuant to Article V of the Series B Purchase Agreement due to the failure of such holder to purchase the full amount of any securities offered to such holder in any prior financing consummated by the Corporation, all of such holder's shares of Preferred Stock shall automatically and without further action on the part of such holder be converted effective subject to and concurrently with the consummation of the Mandatory Offering (the "Mandatory Offering Date") as follows: each share of Preferred Stock held by such Non-Participating Holder shall be converted into one share of one or more newly created series of Preferred Stock (having such number of shares as the Board of Directors may by resolution fix) which such series shall be identical in all respects to the series of Preferred Stock held by such Non-Participating Holder, except that the Conversion Price of such series shall be fixed immediately prior to the Mandatory Offering Date and shall be subject to no further adjustments in a manner similar to that provided in subparagraph 6D. The Board of Directors shall take all necessary actions to designate such new series. Upon such conversion, the shares of Preferred Stock so converted shall be cancelled and not subject to reissuance. As used in this paragraph 7, the following terms shall have the following respective meanings:

                           (1) "Allocated Offered Securities" shall mean that
portion of the gross amount of Offered Securities which has expressly been allocated for purchase by the holders of

CONTINUATION SHEET 4.14
-----------------------



the Preferred Stock as a group, which allocation has been expressly approved by fifty-one percent (51%) in interest of the holders of the shares of Preferred Stock (as contemplated by clause (i) of this paragraph 7A, it being understood that the amount of Allocated Offered Securities may be less (but in no event greater) than the amount of Offered Securities which the Corporation is otherwise required to offer to the holders of Preferred Stock pursuant to such holders' Right of First Refusal; "Offered Securities" shall mean the amount of securities which the corporation is required to offer to the Preferred Shareholders (as defined in the Series B Purchase Agreement) pursuant to Article V of the Series B Purchase Agreement; and

                           (2) "Special Proportionate Percentage" shall mean as
to a holder of Preferred Stock, that percentage figure which expresses the ratio which (x) the number of shares of outstanding Common Stock then owned by such holder bears to (y) the aggregate number of shares of outstanding Common Stock then owned by all holders of shares of Preferred Stock to whom the Corporation is required to offer the Offered Securities. For purposes solely of the computation required for determination of the Special Proportionate Percentage, the holders of outstanding Preferred Stock shall be treated as having converted all such outstanding Preferred Stock into shares of Common Stock at the rate at which such securities are convertible into Common Stock in effect at the time of such Equity Financing, and shall be treated as having exercised all rights then owned by them to purchase shares of Common Stock.

                  7B.      The holder of any shares of Preferred Stock converted
pursuant to Paragraph 7A hereof, shall deliver to the Corporation during regular business hours at the office of any transfer agent of the Corporation for the Preferred Stock, or at such other place as may be designated by the Corporation, the certificate or certificates for the shares so converted, duly endorsed or assigned in blank or to the Corporation. As promptly as practicable thereafter, the Corporation shall issue and deliver to such holder, at the place designated by such holder, a certificate or certificates for the number of full shares of the new series of Preferred Stock to which such holder is entitled. The person in whose name the certificate for such new series of Preferred Stock is to be issued shall be deemed to have become a stockholder of record on the Mandatory Offering Date unless the transfer books of the Corporation are closed on that date, in which event he shall be deemed to have become a stockholder of record on the next succeeding date on which the transfer books are open.

                  7C.      In the event that at any time the Special Mandatory
Conversion set forth in this paragraph 7 shall not be effective as to all shares of the Preferred Stock then outstanding, the Board of Directors shall take all necessary actions to designate one or more new series of Preferred Stock (having such distinctive designations and number of shares as the Board of Directors may by resolution fix) on each such subsequent occasion that (i) any Equity Financing occurs, and (ii) any holder of Preferred Stock does not by exercise of such holder's Right of First Refusal acquire his Special Proportionate Percentage of the Allocated Offered Securities then so offered to the holders of the Preferred Stock. Each share of such Non-Participating Holder's shares of Preferred Stock shall be converted into one share of such newly-created series of Preferred Stock concurrently with the consummation of the subject Mandatory Offering. Each new series of Preferred Stock shall be identical in all respects, except with respect to the

CONTINUATION SHEET 4.15
-----------------------



respective conversion price then in effect, to the new series of Preferred Stock created pursuant to the provisions of Paragraph 7A. Except as otherwise required by applicable law, any new series of Preferred Stock created pursuant to Paragraph 7A or 7C hereof shall vote together with the series of Preferred Stock from which it was converted on all matters as a single series.

         8. REDEMPTION. The shares of Preferred Stock shall be redeemed as follows:

                  8A. MANDATORY REDEMPTION. On December 28, 2000, and on each of the next two anniversaries thereafter (the "Redemption Dates", and each a "Redemption Date"), the Corporation shall redeem any outstanding shares of Preferred Stock on a pro rata basis with respect to each series of Preferred Stock according to the percentages listed below:

                               Percentage of Shares of
                               Series A Convertible
                               Preferred Stock then
Date of Redemption             Outstanding to be Redeemed
------------------             --------------------------


December 28, 2000              33-1/3% of all the shares of Series A Convertible
                               Preferred Stock Outstanding on December 28, 2000


December 28, 2001              50% of all the shares of Series A Convertible
                               Preferred Stock outstanding on December 28, 2001


December 28, 2002              100% of all the shares of Series A Convertible
                               Preferred Stock outstanding on December 28, 2002

                  8B. REDEMPTION PRICE AND PAYMENT. The shares of Preferred Stock to be redeemed on any Redemption Date shall be redeemed by paying for each share in cash an amount equal to $4.08 per share with respect to the Series A and Series A-1 Convertible Preferred Stock and $1.02 per share with respect to the Series B Convertible Preferred Stock plus, in the case of each share, an amount equal to all dividends, including Accruing Dividends, unpaid thereon, computed to such Redemption Date, such amount being referred to as the "Redemption Price". Such payment shall be made in full on the applicable Redemption Date to the holders entitled thereto.

                  8C. REDEMPTION MECHANICS. At least 20 but not more than 30 days prior to each Redemption Date, written notice (the "Redemption Notice") shall be given by the Corporation by delivery in person, certified or registered mail, return receipt requested, telecopier

CONTINUATION SHEET 4.16
-----------------------



or telex, to each holder of record (at the close of business on the business day next preceding the day on which the Redemption Notice is given) of shares of Preferred Stock notifying such holder of the redemption and specifying the Redemption Price, such Redemption Date, the number of shares of Preferred Stock to be redeemed from such holder (computed on a pro rata basis in accordance with the number of such shares of each series held by all holders thereof) and the place where said Redemption Price shall be payable. The Redemption Notice shall be addressed to each holder at his address as shown by the records of the Corporation. From and after the close of business on a Redemption Date, unless there shall have been a default in the payment of the Redemption Price, all rights of holders of shares of Preferred Stock (except the right to receive the Redemption Price) shall cease with respect to the shares to be redeemed on such Redemption Date, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever. If the funds of the Corporation legally available for redemption of shares of Preferred Stock on a Redemption Date are insufficient to redeem the total number of shares of Preferred Stock to be redeemed on such Redemption Date, the holders of such shares shall share ratably in any funds legally available for redemption of such shares according to the respective amounts which would be payable to them if the full number of shares to be redeemed on such Redemption Date were actually redeemed. The shares of Preferred Stock required to be redeemed but not so redeemed shall remain outstanding and entitled to all rights and preferences provided herein. At any time thereafter when additional funds of the Corporation are legally available for the redemption of such shares of Preferred Stock, such funds will be used, at the end of the next succeeding fiscal quarter, to redeem the balance of such shares, or such portion thereof for which funds are then legally available, on the basis set forth above.

                  8D. REDEEMED OR OTHERWISE ACQUIRED SHARES TO BE RETIRED. Any shares of Preferred Stock redeemed pursuant to this paragraph 8 or otherwise acquired by the Corporation in any manner whatsoever shall be cancelled and shall not under any circumstances be reissued; and the Corporation may from time to time take such appropriate corporate action as may be necessary to reduce accordingly the number of authorized shares of Preferred Stock.

         9. AMENDMENTS. No provision of these terms of the Preferred Stock may be amended, modified or waived without the written consent or affirmative vote of the holders of at least two-thirds of the then outstanding shares of Preferred Stock.

CONTINUATION SHEET 4.17
-----------------------


                                  COMMON STOCK

         1. After the requirements with respect to preferential dividends on the Preferred Stock shall have been met and after the Corporation shall have complied with all the requirements, if any, with respect to the setting aside of sums as sinking funds or redemption or purchase accounts, then and not otherwise the holders of Common Stock shall be entitled to receive such dividends as may be declared from time to time by the Board of Directors.

         2. After distribution in full of the preferential amount to be distributed to the holders of Preferred Stock in the event of voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding up of the Corporation, the holders of the Common Stock shall be entitled to receive all the remaining assets of the Corporation, tangible or intangible, of whatever kind available for distribution to the stockholders ratably in proportion to the number of shares of Common Stock held by them respectively.

         3. Except as may otherwise be required by law or the provisions of these Restated Articles, or by the Board of Directors pursuant to authority granted in these Restated Articles, each holder of Common Stock shall have one vote in respect of each share of stock held by him in all matters voted upon by the stockholders.

CONTINUATION SHEET 6.1
----------------------



                          CONCORD COMMUNICATIONS, INC.
                        Restated Articles of Organization
                        ---------------------------------


                                   ARTICLE VI
                                   ----------

         Other provisions for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders, are as follows:

         A.       BOARD OF DIRECTORS.

                  1. NUMBER, ELECTION AND QUALIFICATION. A Board of Directors shall be elected by the stockholders at the annual meeting. The number of directors shall be fixed by the stockholders (except as that number may be enlarged by the Board of Directors acting pursuant to Section 3 of this Article), but shall be not less than three, except that whenever there shall be only two stockholders the number of directors shall be not less than two and whenever there shall be only one stockholder or prior to the issuance of any stock, there shall be at least one director, and shall be not more than thirteen. Notwithstanding the foregoing provisions, at any time that the corporation has a class of equity securities registered under the Securities Exchange Act of 1934, as amended, (the "Exchange Act"), then:

                           (i)      The number of directors shall be fixed only
by vote of the Board of Directors.

                           (ii)     The directors of the corporation shall be
classified with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible; the term of office of those of the first class ("Class I Directors") to continue until the first annual meeting following the date the corporation first has a class of equity securities registered under the Exchange Act and until their successors are duly elected and qualified; the term of office of those of the second class ("Class II Directors") to continue until the second annual meeting following the date the corporation first has a class of equity securities registered under the Exchange Act and until their successors are duly elected and qualified; and the term of office of those of the third class ("Class III Directors") to continue until the third annual meeting following the date the corporation first has a class of equity securities registered under the Exchange Act and until their successors are duly elected and qualified. At each annual meeting of the corporation, the successors to the class of directors whose term expires at that meeting shall be elected to hold office for a term continuing until the annual meeting held in the third year following the year of their election and until their successors are duly elected and qualified. If the authorized number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible. No decrease in the number of directors constituting the Board of Directors shall shorten the term of an incumbent director.

CONTINUATION SHEET 6.2
----------------------




                  2. VACANCIES. Vacancies and newly-created directorships, whether resulting from an increase in the size of the Board of Directors, from the death resignation, disqualification or removal of a director or otherwise, shall be filled solely by the affirmative vote a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the immediately preceding sentence shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred or the new directorship was created and until such director's successor shall have been elected and qualified.

                  3. ENLARGEMENT OF THE BOARD. The Board of Directors may only be enlarged by the vote of a majority of the directors then in office.

                  4. TENURE. Except as otherwise provided by law, these Restated Articles of Organization or the By-laws, directors shall hold office until the third year following the year of their election and until their successors are duly elected and qualified. Any director may resign by delivering his written resignation to the corporation at its principal office or to the President, Clerk or Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

                  5. REMOVAL. Any director elected by the stockholders, or by the Board of Directors to fill a vacancy, may be removed only for cause by a vote of a majority of directors then in office or by the stockholders, after reasonable notice and opportunity to be heard before the annual meeting of stockholders at which his or her removal is considered and by the affirmative vote of the holders of at least eighty percent (80%) of the combined voting power of the shares of capital stock of the Corporation outstanding and entitled to vote for the election of directors.

                  For purposes of the foregoing paragraph, "cause", with respect to the removal of any director, shall mean only (1) conviction of a felony, (2) declaration of unsound mind by order of court, (3) gross dereliction of duty,
(4) commission of an action involving moral turpitude, or (5) commission of an action which constitutes intentional misconduct or a knowing violation of law if such action in either event results in improper substantial personal benefit and a material injury to the Corporation.

                  6. AMENDMENT. Notwithstanding any other provision of these Restated Articles of Organization, or any provision of law which might otherwise permit a lesser vote or no vote, the affirmative vote of the holders of at least eighty percent (80%) of the combined voting power of the shares of capital stock of the corporation outstanding and entitled to vote for the election of directors shall be required to alter, amend or repeal this Article VI, Part A.

         B.       LIABILITY OF DIRECTORS.

         The corporation eliminates the personal liability of each director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability; provided, however, that, to the extent provided by

CONTINUATION SHEET 6.3
----------------------




applicable law, this provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 61 or 62 or successor provisions of the Massachusetts Business Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. This provision shall not eliminate or limit the liability of a director of the corporation for any act or omission occurring prior to the date on which this provision becomes effective. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

         C.       INDEMNIFICATION.

                  1. ACTIONS, SUITS AND PROCEEDINGS. The corporation shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was, or has agreed to become, a director or officer of the corporation, or is or was serving, or has agreed to serve, at the request of the corporation, as a director or officer of, or in a similar capacity with, another organization or in any capacity with respect to any employee benefit plan of the corporation (all such persons being referred to hereafter as an "Indemnitee"), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees), judgments and fines incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, unless such indemnification is prohibited by the Business
Corporation Law of the Commonwealth of Massachusetts. Notwithstanding anything to the contrary in this Article, except as set forth in Section 5 below, the corporation shall not indemnify an Indemnitee seeking indemnification in connection with a proceeding (or part thereof) initiated by the Indemnitee unless the initiation thereof was approved by the Board of Directors of the corporation.

                  2. SETTLEMENTS. The right to indemnification conferred in this Article shall include the right to be paid by the corporation for amounts paid in settlement of any such action, suit or proceeding and any appeal therefrom, and all expenses (including attorneys' fees) incurred in connection with such settlement, pursuant to a consent decree or otherwise, unless and to the extent it is determined pursuant to Section 5 below that the Indemnitee did not act in good faith in the reasonable belief that his action was in the best interests of the corporation or, to the extent such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan.

                  3. NOTIFICATION AND DEFENSE OF CLAIM. As a condition precedent to his right to be indemnified, the Indemnitee must notify the corporation in writing as soon as practicable of any action, suit, proceeding or investigation involving him for which indemnity will or could be

CONTINUATION SHEET 6.4
----------------------



sought. With respect to any action, suit, proceeding or investigation of which the corporation is so notified, the corporation will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to the Indemnitee. After notice from the corporation to the Indemnitee of its election so to assume such defense, the corporation shall not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with the such claim, other than as provided below in this Section 3. The Indemnitee shall have the right to employ his own counsel in connection with such claim, but the fees and expenses of such counsel incurred after notice from the corporation of its assumption of the defense thereof shall be at the expense of the Indemnitee unless (i) the employment of counsel by the Indemnitee has been authorized by the corporation, (ii) counsel to the Indemnitee shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the corporation and the Indemnitee in the conduct of the defense of such action or (iii) the corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel for the Indemnitee shall be at the expense of the corporation, except as otherwise expressly provided by this Article. The corporation shall not be entitled, without the consent of the Indemnitee, to assume the defense of any claim brought by or in the right of the corporation or as to which counsel for the Indemnitee shall have reasonably made the conclusion provided for in clause
(ii) above.

                  4. ADVANCE OF EXPENSES. Subject to the provisions of Section 5 below, in the event that the corporation does not assume the defense pursuant to
Section 3 of this Article of any action, suit, proceeding or investigation of which the corporation receives notice under this Article, any expenses (including attorneys' fees) incurred by an Indemnitee in defending a civil or criminal action, suit, proceeding or investigation or any appeal therefrom shall be paid by the corporation in advance of the final disposition of such matter, PROVIDED, HOWEVER, that the payment of such expenses incurred by an Indemnitee in advance of the final disposition of such matter shall be made only upon receipt of an undertaking by or on behalf of the Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the corporation as authorized in this Article. Such undertaking may be accepted without reference to the financial ability of the Indemnitee to make such repayment.

                  5. PROCEDURE FOR INDEMNIFICATION. In order to obtain indemnification or advancement of expenses pursuant to Section 1, 2 or 4 of this Article, the Indemnitee shall submit to the corporation a written request, including in such request such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification or advancement of expenses. Any such indemnification or advancement of expenses shall be made promptly, and in any event within sixty days after receipt by the corporation of the written request of the Indemnitee, unless the corporation determines, by clear and convincing evidence, within such sixty-day period that the Indemnitee did not meet the applicable standard of conduct set forth in Section 1 or 2, as the case may be. Such determination shall be made in each instance by (a) a majority vote of a quorum of the directors of the corporation, (b) a majority vote of a quorum of

CONTINUATION SHEET 6.5
----------------------




the outstanding shares of stock of all classes entitled to vote for directors, voting as a single class, which quorum shall consist of stockholders who are not at that time parties to the action, suit or proceeding in question,
(c) independent legal counsel (who may be regular legal counsel to the corporation), or (d) a court of competent jurisdiction.

                  6. REMEDIES. The right to indemnification or advances as granted by this Article shall be enforceable by the Indemnitee in any court of competent jurisdiction if the corporation denies such request, in whole or in part, or if no disposition thereof is made within the sixty-day period referred to above in Section 5. Unless otherwise provided by law, the burden of proving that the Indemnitee is not entitled to indemnification or advancement of expenses under this Article shall be on the corporation. Neither the failure of the corporation to have made a determination prior to the commencement of such action that indemnification is proper in the circumstances because the Indemnitee has met the applicable standard of conduct, nor an actual determination by the corporation pursuant to Section 5 that the Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met such applicable standard of conduct. The Indemnitee's expenses (including attorneys' fees) incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the corporation.

                  7. SUBSEQUENT AMENDMENT. No amendment, termination or repeal of this Article or of the relevant provisions of Chapter 156B of the Massachusetts General Laws or any other applicable laws shall affect or diminish in any way the rights of any Indemnitee to indemnification under the provisions hereof with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

                  8. OTHER RIGHTS. The indemnification and advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which an Indemnitee seeking indemnification or advancement of expenses may be entitled under any law (common or statutory), agreement or vote of stockholders or directors or otherwise, both as to action in his official capacity and as to action in any other capacity while holding office for the corporation, and shall continue as to an Indemnitee who has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors and administrators of the Indemnitee. Nothing contained in this Article shall be deemed to prohibit, and the corporation is specifically authorized to enter into, agreements with officers and directors providing indemnification rights and procedures different from those set forth in this Article. In addition, the corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the corporation or other persons serving the corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article.

                  9. PARTIAL INDEMNIFICATION. If an Indemnitee is entitled under any provision of this Article to indemnification by the corporation for some or a portion of the expenses (including attorneys' fees), judgments, fines or amounts paid in settlement actually and

CONTINUATION SHEET 6.6
----------------------



reasonably incurred by him or on his behalf in connection with any action, suit, proceeding or investigation and any appeal therefrom but not, however, for the total amount thereof, the corporation shall nevertheless indemnify the Indemnitee for the portion of such expenses (including attorneys' fees), judgments, fines or amounts paid in settlement to which the Indemnitee is entitled.

                  10. INSURANCE. The corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another organization or employee benefit plan against any expense, liability or loss incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under Chapter 156B of the Massachusetts General Laws.

                  11. MERGER OR CONSOLIDATION. If the corporation is merged into or consolidated with another corporation and the corporation is not the surviving corporation, the surviving corporation shall assume the obligations of the corporation under this Article with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the date of such merger or consolidation.

                  12. SAVINGS CLAUSE. If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each Indemnitee as to any expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with any action, suit, proceeding or investigation, whether civil, criminal or administrative, including an action by or in the right of the corporation, to the fullest extent permitted by any applicable portion of this Article that shall not have been invalidated and to the fullest extent permitted by applicable law.

                  13. SUBSEQUENT LEGISLATION. If the Massachusetts General Laws are amended after adoption of this Article to expand further the indemnification permitted to Indemnitees, then the corporation shall indemnify such persons to the fullest extent permitted by the Massachusetts General Laws, as so amended.

         D.       LOCATION OF STOCKHOLDERS' MEETINGS.

         Meetings of the stockholders of the corporation may be held anywhere in the United States.

         E.       AMENDMENT OF BY-LAWS.

         The directors of the corporation may make, amend or repeal the By-laws in whole or in part, except with respect to any provision thereof which by law or the By-laws requires action by the stockholders.

         F.       ISSUANCE OF SHARES.

CONTINUATION SHEET 6.7
----------------------



         The whole or any part of the authorized but unissued shares of capital stock of the corporation may be issued at any time or from time to time by the Board of Directors without further action by the stockholders.

         G.       CORPORATION AS PARTNER.

         The corporation may become a partner in any business.

         H.       CERTAIN ACTIONS BY MAJORITY VOTE.

         The corporation, by vote of a majority of the stock outstanding and entitled to vote thereon (or if there are two or more classes of stock entitled to vote as separate classes, then by vote of a majority of each such class of stock outstanding) may (i) authorize any amendment to these Restated Articles of Organization, (ii) authorize the sale, lease or exchange of all or substantially all of the corporation's property and assets, including its goodwill and (iii) approve a merger or consolidation of the corporation with or into any other corporation, provided that such amendment, sale, lease, exchange, merger or consolidation shall have been approved by the Board of Directors or by a vote of two-thirds of the stock outstanding and entitled to vote thereon (or if there are two or more classes of stock entitled to vote as separate classes, then by vote of a majority of each such class of stock outstanding).

                                   ARTICLE VII
The effective date of the restated Articles of Organization of the corporation shall be the date approved and filed by the Secretary of the Commonwealth. If a later effective date is desired, specify such date which shall not be more than thirty days after the date of filing.


                                  ARTICLE VIII
THE INFORMATION CONTAINED IN ARTICLE VIII IS NOT A PERMANENT PART OF THE ARTICLES OF ORGANIZATION.

a. The street address (post office boxes are not acceptable) of the principal office of the corporation in Massachusetts is: 33 Boston Post Road West, Marlboro, MA 01752

b. The name, residential address and post office address of each director and officer of the corporation is as follows:

               NAME            RESIDENTIAL ADDRESS    POST OFFICE ADDRESS

President:


Treasurer:


Clerk:                         SEE CONTINUATION SHEET 8.1



Directors:






c. The fiscal year (i.e., tax year) of the corporation shall end on the last day of the month of: December


d. The name and business address of the resident agent, if any, of the corporation is: N/A

**We further certify that the foregoing Restated Articles of Organization affect no amendments to the Articles of Organization of the corporation as heretofore amended, except amendments to the following articles. Briefly describe amendments below:

SIGNED UNDER THE PENALTIES OF PERJURY, this      day of          , 1997,

     JOHN A. BLAESER                                  , *President,
   ---------------------------------------------------

     GARY E. HAROIAN                                  , *Clerk.
   ---------------------------------------------------

*Delete the inapplicable words.     **If there are no amendments, state `None'.

CONTINUATION SHEET 8.1

             NAME              RESIDENTIAL ADDRESS    POST OFFICE ADDRESS

PRESIDENT:   John Blaeser      21 Georgetown Road     33 Boston Post Road West
                               Boxford, MA  01921     Suite 400
                                                      Marlboro, MA  01752

TREASURER:   Gary Haroian      31 Tammer Lane         33 Boston Post Road West
                               Hopkinton, MA  01742   Suite 400
                                                      Marlboro, MA  01752

CLERK:       Gary Haroian      31 Tammer Lane         33 Boston Post Road West
                               Hopkinton, MA  01742   Suite 400
                                                      Marlboro, MA  01752

DIRECTORS:   John Blaeser      21 Georgetown Road     33 Boston Post Road West
                               Boxford, MA  01921     Suite 400
                                                      Marlboro, MA  01752

             Rick Burnes       17 Pinkey Street       Charles River Ventures
                               Boston, MA  02114      Bay Colony Corporate
                                                      Center
                                                      1000 Winter Street,
                                                      Ste. 3300
                                                      Waltham, MA  02154

             Rob Wadsworth     27 Bogostow Circle     Hancock Venture Partners
                               Millis, MA  02054      One Financial Center
                                                      44th Floor
                                                      Boston, MA  02111

             Rick Bolander     1910 North Burling #A  Apex Investment Partners
                               Chicago, IL 60614      233 South Wacker Drive
                                                      Suite 9600
                                                      Chicago, IL  60606

             Deepak Kamra      75 Redwood Way         Canaan Partners
                               Atherton, CA  94027    2884 Sand Hill Road,
                                                      Suite 115
                                                      Menlo Park, CA  94025

             Rob Held          116 Bear Hill Road     116 Bear Hill Road
                               Bolton, MA  01740      Bolton, MA  01740

             Robert Hawk       7585 S. Biscay         U.S. West Multimedia Comm.
                               Aurora, CO  80016      9785 Maroon Circle,
                                                      Ste. 400
                                                      Englewood, CO  80112

                        THE COMMONWEALTH OF MASSACHUSETTS

                        RESTATED ARTICLES OF ORGANIZATION
                    (GENERAL LAWS, CHAPTER 156B, SECTION 74)

                  ===============================================

                  I hereby approve the within Restated Articles of Organization and, the filing fee in the
                  amount  of $         having  been  paid, said
                  articles  are  deemed to have been  filed with
                  me this   day of               19__.


                  Effective date:
                                 ----------------------------



                             WILLIAM FRANCIS GALVIN
                          Secretary of the Commonwealth









                         TO BE FILLED IN BY CORPORATION
                      PHOTOCOPY OF DOCUMENT TO BE SENT TO:

                              LOUIS J. MARETT, ESQ.
              -----------------------------------------------------
                              TESTA, HURWITZ & THIBEAULT, LLP
              -----------------------------------------------------
                              HIGH STREET TOWER
              -----------------------------------------------------
                              125 HIGH STREET
              -----------------------------------------------------
                              BOSTON, MA 02110
              -----------------------------------------------------
              TELEPHONE:      (617) 248-7000
              -----------------------------------------------------